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                                                                  EXHIBIT 10.26




                                FINANCIAL PACIFIC
                                INSURANCE COMPANY

                               AGREEMENT NO. 8090







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                              VARIABLE QUOTA SHARE
                            AGREEMENT OF REINSURANCE
                                    NO. 8090

                                     between

                         GENERAL REINSURANCE CORPORATION
                             A Delaware corporation
                         having its principal offices at
                                Financial Centre
                       695 East Main Street P.O. Box 10350
                        Stamford, Connecticut 06904-2350
                     (herein referred to as the "Reinsurer")

                                       and

                       FINANCIAL PACIFIC INSURANCE COMPANY
                             Sacramento, California
                      (herein referred to as the "Company")

--------------------------------------------------------------------------------

In consideration of the promises set forth in this Agreement, the parties agree as follows:

ARTICLE I - SCOPE OF AGREEMENT

      The Company shall cede to the Reinsurer and the Reinsurer shall accept as reinsurance from the Company the business described in the article entitled BUSINESS COVERED. The terms of this Agreement shall determine the rights and obligations of the parties.

ARTICLE II - PARTIES

      This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party to this Agreement shall be rendered solely to the other party; however, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no


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instance shall any principal, indemnitor, or obligee of the Company or any claimant against a principal, indemnitor, or obligee of the Company have any rights under this Agreement.

ARTICLE III - BUSINESS COVERED

      This Agreement shall apply to all surety business written by the Company, except surety business written via direct mail operations which is excluded hereunder.

ARTICLE IV - COMMENCEMENT AND TERMINATION

      This Agreement shall apply to new and renewal bonds becoming effective on and after July 1, 1995.

      This Agreement may be terminated by either party sending to the other, by certified mail to its principal office, notice stating the time and date when, not less than 90 days after the date of mailing of such notice, termination shall be effective. Upon termination of this Agreement, the Reinsurer shall continue to be liable:

      (a) With respect to bonds in force at the effective time and date of termination which are written for an indefinite period containing a valid cancellation clause, until the next renewal date of each such bond following the effective date of termination of this Agreement; and

      (b) With respect to all other bonds in force at the effective time and date of termination, until the termination date of the Company's liability.

ARTICLE V - RETENTION AND LIMIT

      As respects each bond subject to this Agreement, the Company shall retain a percentage of each net loss and shall cede to the Reinsurer a percentage of each net loss, in accordance with the Schedule of Reinsurance.


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                             SCHEDULE OF REINSURANCE

          ----------------------------------------------------------------------------------
           GREATER OF CONTRACT                                            LIMIT OF LIABILITY
          PRICE OR BOND PENALTY             COMPANY RETENTION             OF THE REINSURER
          ----------------------------------------------------------------------------------
          $        1 - $  100,000                   50%                           50%
          $  100,001 - $  200,000        Greater of 30% or $ 50,000            Remainder
          $  200,001 - $1,000,000        Greater of 20% or $100,000            Remainder
          $1,000,001 - $2,000,000        Greater of 10% or $200,000            Remainder
          ----------------------------------------------------------------------------------

      In addition to payments for its share of net loss, the Reinsurer shall pay to the Company its proportionate share of adjustment expense.

      For purposes of this Agreement:

      (a) As respects contract bonds, no single contract bond in excess of $2,000,000 shall be subject to this Agreement and the uncompleted work program (bonded and unbonded) of any principal shall not exceed $4,000,000; and

      (b) As respects subdivision bonds, no single subdivision bond in excess of $2,000,000 shall be subject to this Agreement and the aggregate in force liability of any one principal shall not exceed $4,000,000.

ARTICLE VI -  DEFINITIONS

      (a)   COMPANY RETENTION

            The Company shall retain for its own account the amount set forth as the Company Retention. This requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

      (b)   NET LOSS

            This term shall mean all loss payments made by the Company in the settlement or mitigation of claims or potential claims (including the prevention of defaults) on the surety business of the Company, less salvage and subrogation recoveries and less amounts due from all other reinsurance, whether collectible or not. This term shall not include adjustment expense. If the Company becomes insolvent, this definition shall be


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            modified to the extent set forth in the article entitled INSOLVENCY
            OF THE COMPANY.

      (c)   ADJUSTMENT EXPENSE

            This term shall mean all allocated expense payments made by the Company in the investigation, defense, settlement, or mitigation of claims or potential claims (including the prevention of defaults) on the surety business of the Company and in the recovery or attempted recovery of loss payments. Office expenses and salaries of employees of the Company or of any subsidiary or related or wholly owned company of the Company are not allocated expense payments.

      (d)   EACH PRINCIPAL

            This term shall mean one or more principals under the same management and control, or one or more principals for whom bonds were executed in reliance upon the indemnity of the same person, firm or corporation, or in reliance upon the indemnity of a related group of persons, firms, or corporations.

ARTICLE VII - EXCLUSIONS

      This Agreement shall not apply to:

      (a)   Reinsurance assumed by the Company;

      (b) Any liability of the Company arising from its participation or membership in any insolvency fund;

      (c) Bonds issued by the Company in connection with Small Business Administration Guarantee under SBA 990 (or such form as may be used in the future in place thereof);

      (d) The advancement of any funds or loan guarantees provided by the Company to any account;

      (e)   Bonds written on behalf of the Company's claims department;

      (f)   Bonds of the following classifications:

            (1)   Asbestos abatement/removal bonds;

            (2)   Bail bonds;

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            (3)   Bank depository bonds;

            (4)   Blue sky bonds;

            (5)   Co-surety not originated and controlled by the Company;

            (6) Credit enhancement and financial guaranty insurance or bonds classified by the Surety Association of America manual as (noncontract) classes 580, 581 or 597;

            (7) Dual obligee bonds without a "savings clause" or "California clause";

            (8) EPA or hazardous waste bonds including closure and post-closure bonds;

            (9)   Fidelity bonds including financial institution bonds;

            (10)  Insurance company qualifying bonds;

            (11)  Lease bonds;

            (12)  Mortgage deficiency bonds;

            (13)  Mortgage guaranty bonds;

            (14)  Note guaranty bonds;

            (15)  Patent infringement bonds;

            (16)  Reclamation bonds;

            (17)  Self-insurer workers' compensation bonds;

            (18)  Security and Exchange Commission liability bonds.

ARTICLE VIII - SPECIAL ACCEPTANCES

      Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.


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ARTICLE IX - EXTRA CONTRACTUAL OBLIGATIONS

      Notwithstanding the provisions of the article entitled CLAIMS AND LOSSES, if the Company incurs an extra contractual obligation, the Reinsurer shall afford additional reinsurance to the Company for a share of 80% of the extra contractual obligation. Such share will be in accordance with the Schedule of Reinsurance set forth in the article entitled RETENTION AND LIMIT for the bond out of which the extra contractual obligation arose. The liability of the Reinsurer with respect to extra contractual obligations, shall not exceed $1,000,000 any one principal nor $3,000,000 for the entire term of this Agreement.

      For purposes of this Article, the term "extra contractual obligation" shall mean a loss which the Company is legally liable to pay, which is not covered under any other provision of this Agreement and which arises from the Company's handling of any claim on the bonds reinsured hereunder.

      The date on which an extra contractual obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

      This Article shall not apply where the extra contractual obligation has been incurred due to the fraud or criminal conduct of a member of the Board of Directors, a corporate officer of the Company, or any other employee of the Company, acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the investigation, defense or settlement of any claim covered hereunder.

      Any insurance or reinsurance, whether collectible or not, which indemnifies or protects the Company against claims which are the subject matter of this Article and any contribution, subrogation, or recovery shall inure to the benefit of the Reinsurer and shall be deducted to arrive at the amount of the Company's loss.

ARTICLE X - CLAIMS AND LOSSES

      The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the


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Reinsurer, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. All payments of claims or losses by the Company within the penal sum or limits of its bonds and within the amount of reinsurance set forth in the article entitled RETENTION AND LIMIT shall be binding on the Reinsurer, subject to the terms of this Agreement.

ARTICLE XI - SALVAGE AND SUBROGATION

      The Company shall pay to or credit the Reinsurer with the Reinsurer's portion of any recovery obtained from salvage or subrogation.

      The Reinsurer shall be subrogated to the rights of the Company to the extent of their loss payments to the Company. The Company agrees to enforce its rights of salvage and subrogation by taking whatever action is necessary to recover its loss from an obligee, principal, indemnitor, or any other party who caused or contributed to its loss or part thereof, or in the event that the Company fails to or elects not to enforce its rights, at the Reinsurer's option, the Company will assign those rights to the Reinsurer. Recoveries shall be apportioned between the parties in the same ratio as the amounts of their liabilities bear to the loss.

Article XII - REINSURANCE PREMIUM AND COMMISSION

      The Company shall pay to the Reinsurer a reinsurance premium equal to the proportion of Company's written premium for the business reinsured hereunder for each bond that the cession to the Reinsurer bears to greater of contract price or bond penalty on the same bond.

      The reinsurance premium set forth above shall be subject to a fixed commission allowance of 40%.


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ARTICLE XIII - REPORTS AND REMITTANCES

      (a)   QUARTERLY REPORTS

            The Company shall report to the Reinsurer, within 45 days after the close of each calendar quarter:

            (1)   The reinsurance premium written for the quarter; and

            (2) The commission allowed on the reinsurance premium for the quarter; and

            (3) The Reinsurer's portion of claims, losses, and adjustment expense paid during the quarter by year of claim or loss; and

            (4) The Reinsurer's portion of salvage recovered during the quarter by year of claim or loss.

            Any amount due the Reinsurer shall be remitted with such report and any amount due the Company shall be remitted immediately upon verification of such report.

            The Company shall also report to the Reinsurer, within 45 days after the close of each quarter:

            (i) The Reinsurer's portion of reserves for claims, losses, and adjustment expense at the end of the quarter by year of claim or loss; and

            (ii) The reinsurance premium unearned and the contribution for the quarter to the reinsurance premium in force.

            All reinsurance reports may be sent to:

                  ASD Treaty Accounting Department
                  General Reinsurance Corporation
                  Financial Centre
                  P.O. Box 10353
                  Stamford, CT 06904-2353

            All reinsurance premiums and any other amounts due the Reinsurer may be remitted to the following lockbox address:


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                  General Reinsurance Corporation
                  P.O. Box 92555
                  Chicago, IL 60675-2555

      (b)   GENERAL

            In addition to the reports required by (a) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer's quarterly and annual statements and internal records.

            All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.

ARTICLE XIV - ERRORS AND OMISSIONS

      The Reinsurer shall not be relieved of liability because of an error or accidental omission by the Company in reporting any premium, claim, or loss reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery.

      The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.

Article XV - RESERVES AND TAXES

      The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of claims and losses.

      The Company shall be liable for all premium taxes on business ceded to the Reinsurer under this Agreement. If the Reinsurer is obligated to pay any premium taxes on this business, the Company shall reimburse the Reinsurer; however, the Company shall not be required to pay taxes twice on the same premium.

ARTICLE XVI - INSPECTION OF RECORDS

      The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including Company


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files concerning claims, losses, or legal proceedings which involve or may involve the Reinsurer.

ARTICLE XVII - OFFSET

      The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.

ARTICLE XVIII - ARBITRATION

      Any unresolved difference of opinion between any of the Reinsurer and the Company shall be submitted to arbitration by three arbitrators. One arbitrator shall be chosen by the Reinsurer(s), and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within ten (10) days after they have been appointed. If the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If either party fails to choose an arbitrator within thirty (30) days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be active or retired persons whose principal occupation is or was an officer of property and casualty insurance or reinsurance companies.

      The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have thirty (30) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file a rebuttal brief. Respondent shall have twenty (20) days from the receipt of Petitioner's


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rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.

      The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide otherwise. The arbitration shall be held at the times and places agreed upon by the arbitrators.

ARTICLE XIX - INSOLVENCY OF THE COMPANY

      In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator immediately upon demand, with reasonable provision for verification, on the basis of the amount of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim.

      The Reinsurer shall be given written notice of the pendency of each claim against the Company on the bond(s) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be


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executed in duplicate,
this 11th day of August, 1995,

                                       GENIE GENERAL CORPORATION



                                       /s/ RICHARD S. SKEWES
                                       ----------------------------------------
                                       Richard S. Skewes
                                       Vice President

Attest: /s/ RITA C. KERRIGAN
        ---------------------------
and this 14th day of August, 1995.


                                       FINANCIAL PACIFIC INSURANCE COMPANY


                                       /s/ [SIG]
                                       ----------------------------------------

Attest: /s/ ANN SCHREMP


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                                ENDORSEMENT NO. 1

                         Attached to and made a part of
                              VARIABLE QUOTA SHARE
                            AGREEMENT OF REINSURANCE
                                    NO. 8090
                                     between
                         GENERAL REINSURANCE CORPORATION
                                       and
                       FINANCIAL PACIFIC INSURANCE COMPANY

      IT IS MUTUALLY AGREED that, as respects new and renewal bonds becoming effective on and after August 1, 1996, ARTICLE V is amended to read as follows:

"ARTICLE V - RETENTION AND LIMIT

      As respects each bond subject to this Agreement, the Company shall retain a percentage of each net loss and shall cede to the Reinsurer a percentage of each net loss, in accordance with the Schedule of Reinsurance.


                             SCHEDULE OF REINSURANCE

       ------------------------------------------------------------------------------------
         GREATER OF CONTRACT                                             LIMIT OF LIABILITY
       PRICE OR BOND PENALTY               COMPANY RETENTION             OF THE REINSURER
       ------------------------------------------------------------------------------------
       $        1 - $ 50,000                       100%                           0%
       $   50,001 - $ 100,000           Greater of 75% or $ 50,000            Remainder
       $  100,001 - $ 500,000           Greater of 40% or $100,000            Remainder
       $  500,001 - $1,000,000          Greater of 30% or $200,000            Remainder
       $1,000,001 - $2,000,000          Greater of 25% or $300,000            Remainder
       $2,000,001 - $3,000,000          Greater of 20% or $500,000            Remainder
       ------------------------------------------------------------------------------------

      In addition to payments for its share of net loss, the Reinsurer shall pay to the Company its proportionate share of adjustment expense.

      For purposes of this Agreement:

      (a) As respects contract bonds, no single contract bond in excess of $3,000,000 shall be subject to this Agreement and the uncompleted work
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            program (bonded and unbonded) of any Principal shall not exceed
            $6,000,000; and

      (b) As respects subdivision bonds, no single subdivision bond in excess of $3,000,000 shall be subject to this Agreement and the aggregate in force liability of any one principal shall not exceed $6,000,000."

      IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed in duplicate, this 23rd day of August 1996.



                                       GENERAL REINSURANCE CORPORATION


                                         [SIG]
                                       ----------------------------------------
                                       Vice President

Attest: /s/ RITA C. KERRIGAN
        ---------------------------

and this __ day of _________, 199_.


                                       FINANCIAL PACIFIC INSURANCE COMPANY


                                         [SIG]
                                       ----------------------------------------

Attest:


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